UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

GEOSPACE TECHNOLOGIES CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Texas	001-13601	76-0447780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Pinemont, Houston, Texas		77040
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 986-4444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GEOS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2023, Michael J. Sheen notified Geospace Technologies Corporation (the “Company”) of his intention to retire and resign from his position as Senior Vice President and Chief Technical Officer of the Company, to be effective June 30, 2023. In connection with his retirement, Mr. Sheen and the Company have entered into an employment termination and consulting agreement (the “Consulting Agreement”).

In conjunction with Mr. Sheen’s termination, the Company agrees to pay Mr. Sheen an amount equal to his annual cash salary as recorded at the time of his retirement. This amount shall be paid six-months after the date of his retirement and not before January 1, 2024. Additionally, should the Company achieve financial performance metrics sufficient to warrant bonus compensation as established by the Company’s Board of Directors for Mr. Sheen for fiscal year 2023, ending September 30, 2023, the Company agrees to provide said compensation to Mr. Sheen in accordance with the plan, prorated by the portion of the fiscal year that Mr. Sheen was employed. The Company further agrees to fully vest all remaining unvested portions of certain restricted stock units previously granted to Mr. Sheen under the Geospace Technologies Corporation 2014 Long Term Incentive Plan.

Under the terms of the Consulting Agreement, Mr. Sheen will provide consulting services to the Company at its request from time to time beginning July 1, 2023 for a period of one year, renewing automatically for subsequent one-year terms thereafter (the “Term”), unless either party provides written notice of its intent to terminate the Consulting Agreement at least 30 days prior to the expiration of the then current Term. Pursuant to the Consulting Agreement, Mr. Sheen will receive $250.00 per hour during which he is engaged in providing services to the Company.

On June 30, 2023, the Company appointed Robbin B. Adams, age 65, as Senior Vice President and Chief Technical Officer of the Company effective July 1, 2023. Mr. Adams has served as the Company’s Executive Vice President and Chief Product Engineer since 2012. Mr. Adams has been a design engineer with the Company since 1997.

There are no arrangements or understandings between Mr. Adams and any other persons pursuant to which Mr. Adams was named Senior Vice President and Chief Technical Officer of the Company. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Adams and any director or executive officer of the Company, and there are no transactions between Mr. Adams and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

Exhibit 104 Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION

Date: July 6, 2023
By: /s/ Robert L. Curda
Robert L. Curda
Vice President, Chief Financial Officer & Secretary